As filed with the Securities and Exchange Commission on June 6, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

ERICSSON INC. STOCK PURCHASE PLAN(1)

(Full Title of the Plan)

Ericsson Inc.

Vice President of Legal Affairs

6300 Legacy Drive

Plano, Texas 75024

(Name and Address of Agent For Service)

(972) 583-0000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David Sirignano

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave, NW

Washington, DC 20004

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
B Shares of Telefonaktiebolaget LM Ericsson, Nominal value Swedish Kronor 1.00 each (“Shares”)	10,000,000	$13.31	$133,100,000	$5,230.83

(1)	The Ericsson Stock Purchase Plan is part of the Long-Term Variable Compensation Program and is linked to and includes the Key Contributor Retention Plan and the Executive Performance Share Plan.
(2)

Plus such additional Shares as may be required pursuant to the employee benefit plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or similar event.

(3)

Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(h), the Proposed Maximum Aggregate Offering Price Per Share is based on the average of the high and low price per American Depository Share (“ADS”) (traded under the symbol “ERIC”) on the NASDAQ National Market System (“NASDAQ”) on June 2, 2008. Because the Company announced a reverse split 1:5 of the Company’s shares effective June 4, 2008, the price of the ADS on NASDAQ has been divided by two to determine the price of a share. Currently each ADS, evidenced by American Depository Receipts, represents ten B Shares. In connection with the reverse split and estimated to be effective June 10, 2008, each ADS will represent one B Share.

INTRODUCTION

This registration statement on Form S-8 is filed by LM ERICSSON TELEPHONE COMPANY pursuant to General Instruction E to Form S-8 to register an additional 10,000,000 Shares under the ERICSSON INC. STOCK PURCHASE PLAN which includes the Key Contributor Retention Plan and the Executive Performance Stock Plan. The contents of the registration statement on Form S-8, file number 333-125978, previously filed by LM ERICSSON TELEPHONE COMPANY are hereby incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.1 of the Company’s Post-Effective Amendment No. 1 to Form S- 8 filed April 25, 2007 (File No. 333-135116))

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

4.3	Specimen certificate representing Non-restricted B Shares of LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969))

4.4	Form of certificate representing ADRs of LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998))

23.1	Consent of PricewaterhouseCoopers AB

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 6th day of June, 2008.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/s/ Carl Olof Blomqvist
Name:	Carl Olof Blomqvist
Title:	Senior Vice President and General Counsel

By:	/s/ Hans Vestberg
Name:	Hans Vestberg
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title

*	Chairman of the Board
Michael Treschow

*	Deputy Chairman of the Board and Director
Sverker Martin-Löf

*	Deputy Chairman of the Board and Director
Marcus Wallenberg

*	CEO, President, and Director
Carl-Henric Svanberg	(Principal Executive Officer)

*	Chief Accounting Officer
Eva-Britt Allenius	(Principal Accounting Officer)

*	Director
Sir Peter L. Bonfield

*	Director
Ulf J. Johansson

*	Director
Nancy McKinstry

*	Director and Employee Representative
Monica Bergström

*	Director and Employee Representative
Jan Hedlund

* By:	/s/ Carl Olof Blomqvist
Carl Olof Blomqvist, on this 6th day of June, 2008
Attorney-in-fact
Pursuant to the Power of Attorney included as part of the signature page of Form S-8 as filed on June 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.1 of the Company’s Post-Effective Amendment No. 1 to Form S- 8 filed April 25, 2007 (File No. 333-135116))

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

4.3	Specimen certificate representing Non-restricted B Shares of LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.4	Form of certificate representing ADRs of LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers AB

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Form S-8, this registration statement has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on this 6th day of June, 2008.

By:	/s/ John Moore
Name:	John Moore
Title:	Vice President of Legal Affairs
Ericsson Inc.